Exhibit 4

                                 [Translation]


To Whom It May Concern:

                                                               November 19, 2003

                          Company Name: DAIHATSU MOTOR CO., LTD.
                          Name and Title of Representative:
                            Takaya Yamada, President
                          (Code Number: 7262 Tokyo Stock Exchange and Osaka
                            Securities Exchange)
                          Name and Title of Contact Person:
                            Yuichi Kondo, General Manager, Accounting Division
                          Telephone Number: 072-754-3062
                          Parent Company of DAIHATSU MOTOR CO., LTD.:
                            TOYOTA MOTOR CORPORATION
                          Name and Title of Representative:
                            Fujio Cho, President
                          (Code Number: 7203
                            Securities exchanges throughout Japan)
                          Name and Title of Contact Person:
                            Takahiko Ijichi
                            General Manager, Accounting Division
                          Telephone Number: 0565-28-2121


                   Notice Concerning Dissolution of Subsidiary

We hereby notify you that DAIHATSU MOTOR CO., LTD. ("DAIHATSU") has resolved to dissolve three of its subsidiaries, DAIHATSU AUSTRALIA PTY. LIMITED, DAIHATSU MOTOR (HK) LIMITED, and DAIHATSU AMERICA, INC., as described below.


1.   Facts about the subsidiaries

  (1) DAIHATSU AUSTRALIA PTY. LIMITED
      Location:                        Suite 6002, Bayside Plaza 376 Bay Street
                                       Brighton Le Sands 2216
      Name of representative:          Isao Kumoda
      Capital:                         AUS$2,000,000
      Shareholder:                     DAIHATSU 100%

  (2) DAIHATSU MOTOR (HK) LIMITED
      Location:                        8th Floor, Chung Nam Building,
                                       1 Lockhart Road, Wanchai, Hong Kong
      Name of representative:          Katsumi Yoshida
      Capital:                         HK$4,000,000
      Major shareholder:               DAIHATSU 70%

  (3) DAIHATSU AMERICA, INC
      Location:                        2301 Dupont Dr. Ste. 530 Irvine,
                                       CA 92612-7502, U.S.A.
      Name of representative:          Yoichi Shibaike
      Capital:                         US$3,500,000
      Shareholder:                     DAIHATSU 100%


2.   Reason for dissolution of the subsidiaries

     As the operating activities of the above three subsidiaries have already been suspended, we have decided to dissolve these subsidiaries.


3.   Schedule for liquidation of the subsidiaries

     The above three subsidiaries have initiated procedures for liquidation and are scheduled to be liquidated during the year 2004.


4.   Anticipated effects on our business performance

     The anticipated effects of the liquidation on each of DAIHATSU's and TOYOTA's business performance will be minor.